Exhibit 99.1

Alarm.com Reports Fourth Quarter and Full Year 2024 Results

-- Fourth quarter SaaS and license revenue increased to $165.7 million, compared to $148.3 million for the fourth quarter of 2023 --
-- Fourth quarter GAAP net income of $30.1 million, compared to $31.2 million for the fourth quarter of 2023--
-- Full year 2024 SaaS and license revenue increased to $631.2 million, compared to $569.2 million for 2023 --
-- Full year 2024 GAAP net income increased to $122.5 million, compared to $80.3 million for 2023 --
-- Full year 2024 non-GAAP adjusted EBITDA increased to $176.2 million, compared to $154.0 million for 2023 --

TYSONS, VA., February 20, 2025 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its fourth quarter and full year ended December 31, 2024. Alarm.com also provided its financial outlook for SaaS and license revenue for the first quarter of 2025 and guidance for the full year 2025.

“I want to thank our team and our service provider partners for their help in delivering another quarter and year of solid financial performance,” said Steve Trundle, CEO of Alarm.com. “During 2024, our teams strengthened our position in the markets we serve through product innovation, including new AI-based video analytics capabilities, and expanded our opportunity in the remote video monitoring market through organic research and development and execution of our corporate development strategy. Our growth initiatives also contributed strongly to our consolidated growth as they continued to scale.”

Fourth Quarter 2024 Financial Results as Compared to Fourth Quarter 2023

•SaaS and license revenue increased 11.7% to $165.7 million, compared to $148.3 million.
•Total revenue increased 7.1% to $242.2 million, compared to $226.2 million.
•GAAP net income of $30.1 million, compared to $31.2 million. GAAP net income attributable to common stockholders of $30.3 million, or $0.56 per diluted share, compared to $31.3 million, or $0.58 per diluted share.
•Non-GAAP adjusted EBITDA(*) increased to $46.4 million, compared to $45.6 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) decreased to $32.6 million, or $0.58 per diluted share, compared to $33.9 million, or $0.62 per diluted share.

Full Year 2024 Financial Results as Compared to Full Year 2023

•SaaS and license revenue increased 10.9% to $631.2 million, compared to $569.2 million.
•Total revenue increased 6.6% to $939.8 million, compared to $881.7 million.
•GAAP net income increased to $122.5 million, compared to $80.3 million. GAAP net income attributable to common stockholders increased to $124.1 million, or $2.29 per diluted share, compared to $81.0 million, or $1.53 per diluted share.
•Non-GAAP adjusted EBITDA(*) increased to $176.2 million, compared to $154.0 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased to $127.1 million, or $2.28 per diluted share, compared to $113.2 million, or $2.07 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents increased to $1.22 billion as of December 31, 2024, compared to $697.0 million as of December 31, 2023. The increase in cash and cash equivalents was primarily due to the May 2024 issuance of $500.0 million aggregate principal amount of 2.25% convertible senior notes due June 1, 2029, or the 2029 Notes, resulting in proceeds of $485.2 million, net of $14.8 million of transaction fees and other debt issuance costs. Positive cash flows also contributed to the increase in cash and cash equivalents.
•For the year ended December 31, 2024, cash flows from operations was $206.4 million, compared to $136.0 million for the year ended December 31, 2023. For the year ended December 31, 2024, non-GAAP free cash flow(*) was $196.3 million, compared to $128.4 million for the year ended December 31, 2023.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•EnergyHub Delivered Record-Breaking Grid Flexibility in 2024: EnergyHub’s utility clients called on its platform over 2,000 times during the 2024 summer and shifted over 44 gigawatt hours of electricity out of peak demand periods. Utilities also leveraged EnergyHub’s new dynamic load-shaping capability, which uses AI-driven optimizations to automatically coordinate distributed energy resources, including batteries and smart thermostats, to maintain grid reliability during peak demand and grid repairs.

•Expanded Remote Video Monitoring (RVM) offering with the Acquisition of CHeKT: On February 10, 2025, Alarm.com acquired 81% of the issued and outstanding shares of capital stock of CHeKT. CHeKT offers a comprehensive RVM solution that enables professional monitoring through on-premise video surveillance systems. CHeKT serves central stations and service providers and works with a broad range of third-party cameras and security products. The acquisition expands Alarm.com’s emerging opportunity to provide RVM solutions in the commercial and residential markets.

•Enhanced Business Activity Analytics (BAA) Solution for Commercial Market: Alarm.com’s commercial video analytics solution now includes an intuitive BAA dashboard on the Alarm.com mobile app that allows commercial subscribers to compare current activity in their business with historical trends. The dashboard leverages the AI-driven insights provided by BAA, including people counting, crowd gathering and queue monitoring, and provides an engaging, quick-glance status indicator and charts for drilling down into trend data. Commercial subscribers can make informed operational decisions and manage their business efficiently and effectively while on the go.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the first quarter of 2025 and its guidance for the full year 2025 based upon current management expectations.

For the first quarter of 2025:

•SaaS and license revenue is expected to be in the range of $160.2 million to $160.4 million.

For the full year 2025:

•SaaS and license revenue is expected to be in the range of $671.2 million to $671.8 million.
•Total revenue is expected to be in the range of $978.2 million to $980.8 million, which includes anticipated hardware and other revenue in the range of $307.0 million to $309.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $188.0 million to $192.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $130.0 million to $131.0 million, based on an estimated tax rate of 21.0%.
•Based on an expected 60.6 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $2.28 to $2.29 per diluted share.

The 2025 guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its fourth quarter and full year 2024 financial results and its outlook for the first quarter and full year 2025. A live audio webcast is scheduled to begin at 4:30 p.m. ET on February 20, 2025. To participate on the live call, analysts and investors should pre-register to obtain a dial-in number and individual passcode by visiting: https://register.vevent.com/register/BIc5f04e3b0abf485890ce3fc463d0b7e5. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com. The information contained on any referenced website is not incorporated herein.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including non-GAAP adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and non-GAAP free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use non-GAAP adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation. Accordingly, we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. In particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Interest expense: We record interest expense primarily related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes, and the 2029 Notes. We exclude interest expense in calculating our non-GAAP adjusted EBITDA. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt issuance costs related to the 2026 Notes and 2029 Notes as discussed below.

Interest income and certain activity within other (expense) / income, net: We exclude interest income as well as certain activity within other (expense) / income, net including gains, losses or impairments on investments without readily determinable fair values and other assets, gains and losses from equity method investments, gains on settlement fees as well as losses on the early extinguishment of the debt, when applicable, from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Provision for income taxes: We exclude the impact related to our provision for income taxes from our non-GAAP adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than we are and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating non-GAAP adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization of debt issuance costs: We record amortization of debt issuance costs related to the 2026 Notes and 2029 Notes as interest expense. We exclude amortization of debt issuance costs from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred and received in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, acquisitions and investments, and the Company’s guidance for the first quarter and full year 2025 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: impact of the global economic uncertainty and financial market conditions caused by significant worldwide events, including public health crises, geopolitical upheaval (including the ongoing conflicts in Ukraine, and in Israel and surrounding areas), supply chain disruptions, interest rates and inflation (collectively, Macroeconomic Conditions); impact of Macroeconomic Conditions and their economic effects on demand for the Company's products; the reliability of the Company’s network operations centers; the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate; the Company’s ability to manage growth and execute on its business strategies; the effects of increased competition and evolving technologies; the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees; consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions; the Company’s reliance on its service provider network to attract new customers and retain existing customers; the Company's dependence on its suppliers; the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price; the reliability of the Company’s hardware and wireless network suppliers and new or enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China; and other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2024 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended December 31, 2024. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023	2022
Revenue:
SaaS and license revenue	$165,651	$148,347	$631,198	$569,200	$520,377
Hardware and other revenue	76,589	77,890	308,629	312,482	322,182
Total revenue	242,240	226,237	939,827	881,682	842,559
Cost of revenue(1):
Cost of SaaS and license revenue	23,891	22,822	89,512	85,898	73,897
Cost of hardware and other revenue	59,713	58,393	236,637	239,261	268,684
Total cost of revenue	83,604	81,215	326,149	325,159	342,581
Operating expenses:
Sales and marketing	30,941	25,948	111,242	100,226	92,748
General and administrative	27,767	24,177	108,879	112,930	106,688
Research and development	61,971	61,274	255,878	245,114	218,635
Amortization and depreciation	7,102	7,943	29,131	31,424	30,870
Total operating expenses	127,781	119,342	505,130	489,694	448,941
Operating income	30,855	25,680	108,548	66,829	51,037
Interest expense	(4,347)	(828)	(11,426)	(3,429)	(3,144)
Interest income	13,579	8,709	47,359	29,801	8,759
Other (expense) / income, net	(1,009)	5,838	(2,674)	4,624	(59)
Income before income taxes	39,078	39,399	141,807	97,825	56,593
Provision for income taxes	8,945	8,228	19,294	17,485	962
Net income	30,133	31,171	122,513	80,340	55,631
Net loss attributable to redeemable noncontrolling interests	195	133	1,603	703	707
Net income attributable to common stockholders	$30,328	$31,304	$124,116	$81,043	$56,338

Per share information attributable to common stockholders:
Net income attributable to common stockholders per share:
Basic	$0.61	$0.63	$2.50	$1.63	$1.13
Diluted	$0.56	$0.58	$2.29	$1.53	$1.07
Weighted average common shares outstanding:
Basic	49,494,338	49,924,910	49,641,763	49,818,448	49,926,236
Diluted	59,961,161	54,711,605	57,993,019	54,625,434	54,932,757
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense data:	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023	2022
Cost of hardware and other revenue	$—	$2	$2	$5	$—
Sales and marketing	809	744	2,833	3,522	4,342
General and administrative	3,519	3,155	13,080	13,028	15,037
Research and development	5,239	6,959	25,327	30,728	33,275
Total stock-based compensation expense	$9,567	$10,860	$41,242	$47,283	$52,654

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$1,220,701	$696,983
Accounts receivable, net of allowance for credit losses of $3,870 and $3,864, and net of allowance for product returns of $2,448 and $2,279, as of December 31, 2024 and 2023, respectively	126,082	130,626
Inventory	87,435	96,140
Other current assets, net	47,374	33,031
Total current assets	1,481,592	956,780
Property and equipment, net	63,205	54,164
Intangible assets, net	63,159	78,564
Goodwill	154,211	154,498
Deferred tax assets	181,284	131,815
Operating lease right-of-use assets	53,425	24,242
Other assets, net of allowance for credit losses of $1 and $5 as of December 31, 2024 and 2023, respectively	41,332	39,500
Total assets	$2,038,208	$1,439,563
Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$139,427	$124,475
Accrued compensation	28,739	28,626
Deferred revenue	12,940	10,193
Operating lease liabilities	7,700	12,043
Total current liabilities	188,806	175,337
Deferred revenue	13,619	12,692
Convertible senior notes, net	983,477	493,515
Operating lease liabilities	65,534	20,468
Other liabilities	15,479	12,697
Total liabilities	1,266,915	714,709
Redeemable noncontrolling interests	44,747	36,308
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 52,756,077 and 51,888,838 shares issued; and 49,618,346 and 49,868,175 shares outstanding as of December 31, 2024 and 2023, respectively	528	519
Additional paid-in capital	521,192	531,734
Treasury stock, at cost; 3,137,731 and 2,020,663 shares as of December 31, 2024 and 2023, respectively	(186,291)	(111,291)
Accumulated other comprehensive income	815	1,398
Retained earnings	390,302	266,186
Total stockholders’ equity	726,546	688,546
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$2,038,208	$1,439,563

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
Cash flows from operating activities:	2024	2023	2022
Net income	$122,513	$80,340	$55,631
Adjustments to reconcile net income to net cash flows from operating activities:
Provision for credit losses on accounts receivable	950	1,508	1,156
Reserve for product returns	3,187	4,399	4,746
Provision for / (recovery of) credit losses on notes receivable	3,996	3	(78)
Inventory write-down	—	1,420	—
Amortization on patents and tooling	847	1,213	1,359
Amortization and depreciation	29,131	31,424	30,870
Amortization of debt issuance costs	4,796	3,145	3,126
Amortization of operating leases	13,084	11,484	10,499
Deferred income taxes	(34,496)	(47,730)	(55,039)
Change in fair value of contingent liability	108	68	—
Stock-based compensation	41,242	47,283	52,654
Gain from investment in unconsolidated entity	(127)	—	(140)
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	271	(10,536)	(24,346)
Inventory	8,558	20,961	(40,308)
Other current and non-current assets	(2,697)	(1,338)	(8,952)
Accounts payable, accrued expenses and other current liabilities	20,133	4,613	32,938
Deferred revenue	3,674	4,553	3,428
Operating lease liabilities	(12,467)	(13,947)	(12,723)
Other liabilities	3,710	(2,898)	2,080
Cash flows from operating activities	206,413	135,965	56,901
Cash flows used in investing activities:
Business acquisition, net of cash acquired	—	(9,696)	(31,730)
Additions to property and equipment	(10,133)	(7,517)	(28,640)
Issuances of notes receivable	(500)	(450)	(3,000)
Capitalized software development costs	(1,643)	(743)	—
Receipt of payments on notes receivable	51	55	61
Purchase of investment in unconsolidated entities	(11,025)	(1,700)	(5,150)
Proceeds from sale of investment	—	—	140
Purchases of intangible assets and other assets	(1,431)	(5,915)	—
Cash flows used in investing activities	(24,681)	(25,966)	(68,319)
Cash flows from / (used in) financing activities:
Proceeds from issuance of convertible senior notes	500,000	—	—
Payments of debt issuance costs	(14,834)	—	—
Purchases of capped calls related to convertible senior notes	(63,050)	—	—
Payments of deferred consideration for acquisitions	(7,269)	(1,672)	(1,500)
Purchases of treasury stock, including transaction costs	(75,000)	(27,298)	(78,844)
Purchases of redeemable noncontrolling interest	—	(832)	—
Payments of acquired debt	—	(3,040)	—
Payments of tax withholdings related to vesting of restricted stock units	(3,401)	(2,621)	—
Issuances of common stock from equity-based plans	9,984	3,598	4,020
Cash flows from / (used in) financing activities	346,430	(31,865)	(76,324)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(109)	66	—
Net increase / (decrease) in cash, cash equivalents and restricted cash	528,053	78,200	(87,742)
Cash, cash equivalents and restricted cash at beginning of the period	701,079	622,879	710,621
Cash, cash equivalents and restricted cash at end of the period	$1,229,132	$701,079	$622,879

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,220,701	$696,983	$622,165
Restricted cash included in other current assets and other assets	8,431	4,096	714
Total cash, cash equivalents and restricted cash	$1,229,132	$701,079	$622,879

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023	2022
Non-GAAP adjusted EBITDA:
Net income	$30,133	$31,171	$122,513	$80,340	$55,631
Adjustments:
Interest expense, interest income and certain activity within other (expense) / income, net	(9,365)	(13,738)	(36,066)	(32,229)	(5,768)
Provision for income taxes	8,945	8,228	19,294	17,485	962
Amortization and depreciation expense	7,102	7,943	29,131	31,424	30,870
Stock-based compensation expense	9,567	10,860	41,242	47,283	52,654
Acquisition-related expense	3	45	108	621	1,059
Litigation expense	1	1,075	17	9,043	11,440
Total adjustments	16,253	14,413	53,726	73,627	91,217
Non-GAAP adjusted EBITDA	$46,386	$45,584	$176,239	$153,967	$146,848

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023	2022
Non-GAAP adjusted net income:
Net income, as reported	$30,133	$31,171	$122,513	$80,340	$55,631
Provision for income taxes	8,945	8,228	19,294	17,485	962
Income before income taxes	39,078	39,399	141,807	97,825	56,593
Adjustments:
Interest income and certain activity within other (expense) / income, net	(13,712)	(14,566)	(47,492)	(35,658)	(8,912)
Amortization expense	4,652	5,195	18,806	20,271	18,706
Amortization of debt issuance costs	1,500	788	4,796	3,145	3,126
Stock-based compensation expense	9,567	10,860	41,242	47,283	52,654
Acquisition-related expense	3	45	108	621	1,059
Litigation expense	1	1,075	17	9,043	11,440
Non-GAAP adjusted income before income taxes	41,089	42,796	159,284	142,530	134,666
Income taxes [1]	(8,629)	(8,987)	(33,450)	(29,931)	(28,280)
Non-GAAP adjusted net income	$32,460	$33,809	$125,834	$112,599	$106,386

1  Income taxes are calculated using a rate of 21.0% for each of the years ended December 31, 2024, 2023 and 2022 as well as the three months ended December 31, 2024 and 2023. The 21.0% effective tax rates for each of the years ended December 31, 2024, 2023 and 2022 as well as the three months ended December 31, 2024 and 2023 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023	2022
Non-GAAP adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$30,328	$31,304	$124,116	$81,043	$56,338
Provision for income taxes	8,945	8,228	19,294	17,485	962
Income attributable to common stockholders before income taxes	39,273	39,532	143,410	98,528	57,300
Adjustments:
Interest income and certain activity within other (expense) / income, net	(13,712)	(14,566)	(47,492)	(35,658)	(8,912)
Amortization expense	4,652	5,195	18,806	20,271	18,706
Amortization of debt issuance costs	1,500	788	4,796	3,145	3,126
Stock-based compensation expense	9,567	10,860	41,242	47,283	52,654
Acquisition-related expense	3	45	108	621	1,059
Litigation expense	1	1,075	17	9,043	11,440
Non-GAAP adjusted income attributable to common stockholders before income taxes	41,284	42,929	160,887	143,233	135,373
Income taxes [1]	(8,669)	(9,015)	(33,786)	(30,079)	(28,428)
Non-GAAP adjusted net income attributable to common stockholders	$32,615	$33,914	$127,101	$113,154	$106,945

1  Income taxes are calculated using a rate of 21.0% for each of the years ended December 31, 2024, 2023 and 2022 as well as the three months ended December 31, 2024 and 2023. The 21.0% effective tax rates for each of the years ended December 31, 2024, 2023 and 2022 as well as the three months ended December 31, 2024 and 2023 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023	2022
Non-GAAP adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.61	$0.63	$2.50	$1.63	$1.13
Provision for income taxes	0.18	0.16	0.39	0.35	0.02
Income attributable to common stockholders before income taxes	0.79	0.79	2.89	1.98	1.15
Adjustments:
Interest income and certain activity within other (expense) / income, net	(0.28)	(0.29)	(0.96)	(0.72)	(0.18)
Amortization expense	0.10	0.10	0.38	0.41	0.37
Amortization of debt issuance costs	0.03	0.02	0.10	0.06	0.06
Stock-based compensation expense	0.19	0.22	0.83	0.95	1.05
Acquisition-related expense	—	—	—	0.01	0.02
Litigation expense	—	0.02	—	0.18	0.24
Non-GAAP adjusted income attributable to common stockholders before income taxes	0.83	0.86	3.24	2.87	2.71
Income taxes [1]	(0.17)	(0.18)	(0.68)	(0.60)	(0.57)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.66	$0.68	$2.56	$2.27	$2.14

Non-GAAP adjusted net income attributable to common stockholders per share - diluted[2]	$0.58	$0.62	$2.28	$2.07	$1.95

Weighted average common shares outstanding:
Basic, as reported	49,494,338	49,924,910	49,641,763	49,818,448	49,926,236
Diluted, as reported	59,961,161	54,711,605	57,993,019	54,625,434	54,932,757

1  Income taxes are calculated using a rate of 21.0% for each of the years ended December 31, 2024, 2023 and 2022 as well as the three months ended December 31, 2024 and 2023. The 21.0% effective tax rates for each of the years ended December 31, 2024, 2023 and 2022 as well as the three months ended December 31, 2024 and 2023 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

2  Non-GAAP adjusted net income attributable to common stockholders per diluted share includes the add back of cash interest expense, net of tax, attributable to convertible senior notes of $2.1 million and $5.0 million for the three and twelve months ended December 31, 2024, respectively.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023	2022
Non-GAAP free cash flow:
Cash flows from operating activities	$56,260	$39,872	$206,413	$135,965	$56,901
Additions to property and equipment	(2,268)	(2,168)	(10,133)	(7,517)	(28,640)
Non-GAAP free cash flow	$53,992	$37,704	$196,280	$128,448	$28,261